Exhibit 10.18
CONSENT TO ASSIGNMENT
Management and Operational Service Agreement
          This Consent to Assignment (the “Consent”) is given as of this 7 day of August, 2006, by Southern Iowa BioEnergy, LLC (“Southern Iowa BioEnergy”).
          RECITALS: West Central Cooperative entered into a Management and Operational Service Agreement dated June 20, 2006, with Southern Iowa BioEnergy providing for assistance in the management and operation of its biodiesel facility located at Lamoni, Iowa (“Agreement”).
          REG, LLC, InterWest, L.C., and West Central Cooperative joined their forces to expand upon their biodiesel construction, management and marketing efforts by creating Renewable Energy Group, Inc. (“REG, Inc.”) on July 31, 2006. In order to be continuing to fulfill the obligations under the Agreement, Renewable Energy Group, Inc. would desire to confirm Southern Iowa BioEnergy’s consent to an assignment of West Central Cooperative’s rights in the Agreement to Renewable Energy Group, Inc.
          Performance of the Agreement will continue under the same leadership and personnel, supported by the same strategic partners as were involved previously under West Central Cooperative. By signature hereto, Renewable Energy Group, Inc. assumes and agrees to perform and discharge all obligations as set forth in the Agreement previously entered into by West Central Cooperative with Southern Iowa BioEnergy.

WEST CENTRAL COOPERATIVE		RENEWABLE ENERGY GROUP, INC.

By	/s/ Jeffrey Stroburg	By	/s/ Nile Ramsbottom

	Jeffrey Stroburg, CEO		Nile Ramsbottom, President
CONSENT TO ASSIGNMENT
          Southern Iowa BioEnergy hereby consents to the assignment of the Agreement to Renewable Energy Group, Inc.

SOUTHERN IOWA BIOENERGY, LLC
By /s/ William T. Higdon
President (Title)